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                                                                    EXHIBIT 10.4




                                 AMENDMENT NO. 1
                                     TO THE
                            2001 STOCK INCENTIVE PLAN


         THIS AMENDMENT made and entered into this 13 day of July, 2005, by Caribou Coffee Company, Inc. (the "Company").

                                   WITNESSETH:

         WHEREAS, the Board of Directors of Caribou Coffee Company, Inc. (the "Board") has adopted a 2001 Stock Incentive Plan (the "Plan");

         WHEREAS, Section 13 gives the Board the right to amend or revise the terms of the Plan at any time;

         WHEREAS, the Board deems it advisable to amend the Plan to increase the number of shares of Stock that are available for grant under the Plan by 70,000 shares of Stock; and

         WHEREAS, capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Plan.

         NOW THEREFORE, the Plan is hereby amended as set forth below:

         1. Amendment of Section 3. Section 3 of the Plan is hereby amended by deleting "1,666,116 shares" and replacing it with "1,736,116 shares."

         2. Remaining Terms. Except as modified hereby, the terms of the Amendment shall remain in full force and effect.

         3. Effectiveness. This Amendment shall be effective upon the execution of the Amendment by the Company.


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         IN WITNESS WHEREOF, the Company as caused its duly authorized officer to execute this Amendment to the Plan effective as of the date first written above.



                                       CARIBOU COFFEE COMPANY, INC.


                                       By:
                                            -----------------------------------
                                            Michael J. Coles
                                            Chairman of the Board, Chief
                                            Executive Officer and President